Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT
By and among
COLE CREDIT PROPERTY TRUST III, INC.,
CHRISTOPHER H. COLE
and
THE BONUS EXECUTIVES
Dated as of April 5, 2013

-i-

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 5, 2013, by and among Cole Credit Property Trust III, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (the “Company”), Christopher H. Cole (the “Stockholder”), and the other individuals listed on the signature pages hereto (the “Bonus Executives”).
WHEREAS, the Company and the Stockholder are parties to an Agreement and Plan of Merger, dated as of March 5, 2013 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the Company will acquire Cole Holdings Corporation, an Arizona corporation (“Holdings”), through a merger of Holdings with and into CREInvestments, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (the “Merger”);
WHEREAS, upon the Closing (as such term is defined in the Merger Agreement), and upon certain other events described in the Merger Agreement, the Stockholder and the Bonus Executives will receive Registrable Securities (as defined herein);
WHEREAS, it is a condition to the obligation of the Company and the Stockholder to effect the Merger that this Agreement be executed and delivered; and
WHEREAS, the parties to this Agreement desire to set forth the rights of the Stockholder and the Bonus Executives, and the obligations of the Company, with respect to the registration of Registrable Securities pursuant to the Securities Act (each as defined herein).
NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.Certain Definitions
As used in this Agreement, the following terms have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by”, “controlling” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that notwithstanding anything to the contrary set forth herein, neither the Company nor any of its controlled Affiliates shall be deemed an Affiliate of any Holder.
“Aggregated Holders” has the meaning set forth in Section 8(a)(viii).
“Agreement” has the meaning set forth in the Preamble.
“Bonus Executives” has the meaning set forth in the Preamble.
“Bonus Shares” means the Shares issued to any of the Bonus Executives in respect of the Parent Share Consideration, the Listing Consideration, the Incentive Consideration and the Contingent Consideration pursuant to the terms of Section 1.4 of the Company Disclosure Letter (as such terms are defined in the Merger Agreement).
“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
“Chosen Courts” has the meaning set forth in Section 14(d).
“Company” has the meaning set forth in the Preamble and shall include the Company's successors.
“Demand Request” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Government Entity” means any federal, state, local or foreign government, governmental subdivision, administrative body or other governmental or quasi-governmental agency, tribunal, court or other entity with competent jurisdiction.
“Holder” means any of the Stockholder, the Bonus Executives and any other Person holding Registrable Securities and who has agreed to be bound by this Agreement pursuant to Section 10(b), in each case (except as set forth in Section 11(b)) only for so long as such Person holds Registrable Securities.
“Holder Shelf Takedown” has the meaning set forth in Section 4(a).
“Holders' Counsel” has the meaning set forth in Section 8(a)(i).
“Holdings” has the meaning set forth in the Recitals.
“Lock-Up Period” has the meaning set forth in Section 6(a)(i).
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Participating Holder” means, with respect to any Registration Statement or any offering registered on a Registration Statement, any Holder all or a part of whose Registrable Securities are registered or are to be registered pursuant to such Registration Statement.
“Permitted Transferee” means any Person that received Registrable Securities pursuant to a Permitted Transfer.
“Permitted Transfer” means any transfer of Registrable Securities by the Stockholder or any Bonus Executive to (i) any spouse, parents, siblings or lineal descendants (by blood, marriage or adoption) of such Person, (ii) any trust, corporation, limited partnership, limited liability company or other similar entity under which the distribution of such Registrable Securities may be made only to such Person or such Person's spouse, parents, siblings or lineal descendants (by blood, marriage or adoption), (iii) any charitable organizations as donations and (iv) the Company for the fulfillment of any tax withholding obligations and/or any indemnification obligation pursuant to the Merger Agreement (or by any such Permitted Transferee to another Permitted Transferee of the Stockholder or the applicable Bonus Executive pursuant to this definition); provided that as a condition to each Permitted Transfer described in (i) - (iii) of this paragraph, such transferee agrees to be subject to the transfer restrictions set forth herein.
“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.
“Piggyback Registration” has the meaning set forth in Section 3(a).
“Piggyback Registration Notice” has the meaning set forth in Section 3(b)(i).
“Piggyback Request Notice” has the meaning set forth in Section 3(b)(ii).
“Piggyback Takedown” has the meaning set forth in Section 3(a).
“Piggyback Takedown Notice” has the meaning set forth in Section 3(b)(i).
“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Registrable Securities” means (i) Shares issued to the Stockholder pursuant to the Merger Agreement and the Bonus Shares and all other Shares held by the Stockholder, any of the Bonus Executives or any Permitted Transferee of any of

them from time to time and (ii) any and all Shares or other units of Capital Stock of the Company or any other Person that may be issued in respect of, in exchange for, or in substitution for such Shares or Bonus Shares by reason of any distribution, stock dividend, stock split (forward or reverse), combination, recapitalization, reclassification, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities have been sold pursuant to Rule 144 under the Securities Act (or any similar provisions then in force) or (C) such securities shall have ceased to be outstanding.
“Registration Expenses” has the meaning set forth in Section 9(a).
“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such registration statement.
“SEC” means the United States Securities and Exchange Commission or any successor agency administering the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Shares” means the shares of Common Stock of the Company, par value $0.01 per share.
“Shelf Registration” has the meaning set forth in Section 2(a).
“Shelf Takedown” has the meaning set forth in Section 3(a).
“Stockholder” has the meaning set forth in the Preamble.
“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles.
“Suspension Period” has the meaning set forth in Section 5(a).
“Transfer” of any securities means any offer, pledge or sale of, contract to sell, announcement of the intention to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option right or warrant for the sale of, making of any short sale or otherwise any transfer, disposal or encumbrance of, any securities.
“Underwritten Offering” means a registered, public offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, including pursuant to a block transaction.
“Withdrawn Registration” has the meaning set forth in Section 2(c).
In addition to the above definitions, unless the express context otherwise requires:
(i)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)the terms “Dollars” and “$” shall mean the lawful currency of the United States of America;

(iv)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-business day, the period in question ends on the next succeeding business day;

(v)references herein to a specific Article, Section, Subsection or Schedule shall refer, respectively, to Articles, Sections, Subsections or Schedules of this Agreement;

(vi)wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” unless otherwise specifically provided;

(vii)whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii)it is the intention of the parties hereto that this Agreement not be construed more strictly with regard to one party than with regard to any other party.

Section 2.Demand Registrations.

(a)Right to Request Registration. Subject to the restrictions of this Section 2, at any time after the date hereof, Holders of at least 20% of the Registrable Securities may request in writing (each such request, a “Demand Request”) that the Company effect a registration for resale under the Securities Act of all or part of such Holders' Registrable Securities either (i) on Form S-11 or any similar long-form Registration Statement or (ii) if the Company is then eligible, on Form S‑3 or any similar short-form Registration Statement, including, in each of clauses (i) and (ii), for offerings to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (such a Registration Statement for offerings to be made on Form S-11 or Form S-3 pursuant to Rule 415, a “Shelf Registration”). The Company shall use commercially reasonable efforts to (i) file such a Registration Statement within 60 days (in the case of a Form S-11 or other long-form Registration Statement) or within 30 days (in the case of a Form S-3 or other short-form Registration Statement) after receiving the Demand Request and (ii) cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided that the Company shall have the right to postpone or withdraw the filing of any such Registration Statement on account of a Suspension Period. The Company may satisfy its obligation to effect a registration upon a Demand Request by amending a previously filed Shelf Registration to include in such Shelf Registration the Registrable Securities subject to such Demand Request. The Holders making a Demand Request shall have the right to withdraw such Demand Request at any time prior to the effectiveness of the Registration Statement filed pursuant to such Demand Request (by action of a majority of the Registrable Securities included in the Demand Request by such Holders); provided that any such request so withdrawn by the Holders after a Registration Statement has been filed pursuant thereto shall count as one of the permitted Demand Requests hereunder (including for purposes of Section 2(b)) if such withdrawal was solely at the request of the Holders and was not caused to a significant extent by any action or event attributable or related to the Company (including any event or series of related events that has or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole), unless the Company is reimbursed by the Holders for all reasonable out-of-pocket expenses incurred by the Company in connection with such request.

(b)Number of Demand Requests. The Holders may make a maximum of three Demand Requests for registration on Form S-11 or other long-form Registration Statement (provided that the maximum number of Demand Requests shall be increased to six Demand Requests, in the event the Company is not eligible to file on Form S-3 or similar short-form Registration Statement at any time after the second anniversary of this Agreement) and, subject to Section 2(c), an unlimited number of Demand Requests for registration on Form S-3 or other short-form Registration Statement.

(c)Restrictions on Demand Requests. The Company shall not be required to give effect to a Demand Request if: (i) the Company has registered Registrable Securities pursuant to a Demand Request in the preceding 120 days, (ii) the Company has previously registered any Registrable Securities pursuant to a Demand Request twice during the calendar year in which such Demand Request is made or (iii) the Registrable Securities requested to be registered would not reasonably be expected to yield gross proceeds of at least $25 million to the Holders unless they constitute all of the remaining Registrable Securities. A Demand Request shall not count for the purposes of determining when the Company may refuse to give effect to another Demand Request pursuant to Section 2(b) or this Section 2(c) if (i) the Registration Statement has not been declared effective by the SEC or does not become effective in accordance with the Securities Act for any reason (other than a withdrawal of the Demand Request by the Holders who made such Demand Request that is counted as a Demand Request pursuant to Section 2(a) and other than a failure to be declared effective solely attributable to the Holders making such Demand Request (except through a withdrawal of the Demand Request, subject to Section 2(a))), (ii) after becoming effective, the Registration Statement or the applicable offer, sale or distribution of Registrable Securities is interfered with by a Suspension Period or any stop order, injunction or similar order or requirement of the SEC or other Government Entity for any reason not attributable to the Holders making such Demand Request, (iii) the Company withdraws (whether pursuant to a Suspension Period or otherwise) any Registration Statement filed pursuant to a Demand Request before the end of the 60-day period of effectiveness provided for in Section 2(f) or before 75% of the Registrable Securities covered by such Demand Request have been sold pursuant thereto (a “Withdrawn

Registration”) or (iv) the conditions specified in the underwriting agreement related to the offering, if any, are not satisfied due to a breach by the Company of its covenants, representations or warranties under this Agreement and such unsatisfied conditions are not waived.

(d)Priority on Demand Registrations. If, in conjunction with a Registration Statement filed pursuant to a Demand Request that is to be conducted as an Underwritten Offering, the managing underwriters advise the Company that, in their opinion, the number of Shares proposed to be included in the Underwritten Offering, including all Registrable Securities and all other Shares proposed to be included in such Underwritten Offering, exceeds the number of Shares that can be sold in such underwritten offering without materially delaying or materially jeopardizing the success of such offering and/or the number of Shares proposed to be included in such offering would adversely affect the price per share of the Registrable Securities proposed to be sold in such Underwritten Offering, the Company shall include in such offering the number of shares determined to be advisable by the managing underwriter in the following priority: (i) first, all Registrable Securities requested to be included by the Holders on a pro rata basis based on the number of Registrable Securities requested to be included in such offering by each Holder and (ii) second, up to the number of Shares proposed to be included therein by any other Persons (including such Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine.

(e)Underwriting Requests. Upon any Demand Request for an Underwritten Offering, the Company shall have the right to select the underwriters and the managing underwriters (each shall be of recognized national standing and reasonably satisfactory to holders of a majority of the Registrable Securities included in such Demand Request).
(f)Effective Period of Registration Statements Pursuant to Demand Requests. Upon the date of effectiveness of any Registration Statement filed pursuant to a Demand Request for an Underwritten Offering (other than a Shelf Registration), if such offering is priced promptly on or after such date, the Company shall use commercially reasonable efforts to keep such Registration Statement effective for a period equal to 60 consecutive days from such date (and if such Registration Statement is not effective or its use is suspended by the Company for any period within such 60 days, such 60-day period shall be extended by the number of days during such period when such Registration Statement is not effective or is suspended) or such shorter period that will terminate when all of the Registrable Securities covered by such Demand Request have been sold.

Section 3.Piggyback Registrations.

(a)Right to Piggyback. If (i) the Company proposes to file a Registration Statement (whether or not for sale for its own account and including pursuant to a Demand Request) (a “Piggyback Registration”) or (ii) the Company proposes to sell Shares (whether or not for sale for its own account and including pursuant to a Holder Shelf Takedown) pursuant to a Shelf Registration (a “Shelf Takedown”) in an Underwritten Offering (a “Piggyback Takedown”), the Company shall provide prompt written notice to all Holders of such proposal or request in accordance with Section 3(b)(i). Subject to the restrictions of Section 2, this Section 3 or Section 4, as applicable, each Holder shall have the right to include in such Registration Statement or Shelf Takedown such number of Registrable Securities as such Holder requests, provided that the Company shall have the right to postpone or withdraw the filing of any such Registration Statement and the consummation of any such Shelf Takedown as provided by this Agreement.

(b)Piggyback Notice and Request

(i)Notice. In the case of a Piggyback Takedown, written notice to all Holders (a “Piggyback Takedown Notice”) shall be given not less than three Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Registration, written notice to all Holders (a “Piggyback Registration Notice”) shall be given not less than three Business Days prior to the expected date of filing of the Registration Statement for such Piggyback Registration, or amendment of such Registration Statement in which the Company first intends to identify the selling stockholders and number of Registrable Securities to be sold.

(ii)Piggyback Request. In order to request that any Registrable Securities be included in any Piggyback Registration or Piggyback Takedown, a Holder shall provide the Company with written notice of the number of Registrable Securities that it desires to include in such Piggyback Registration or Piggyback Takedown (the “Piggyback Request Notice”) no later than two Business Days after the date on which it received the Piggyback Registration Notice or Piggyback Takedown Notice, as applicable.

(iii)Piggyback Withdrawal Rights. Notwithstanding anything to the contrary contained herein, (x) the Company may determine not to proceed with any Piggyback Registration (other than pursuant to a Demand Request) or any Piggyback Takedown (other than a Holder Shelf Takedown) upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Registration or Piggyback Takedown and (y) any Holder may withdraw its request to include Registrable Securities in any Piggyback Registration or Piggyback Takedown, in whole or in part, by giving written notice to the Company of its intention to withdraw such request (including the amount of Registrable Securities to be withdrawn) at any time prior to the pricing of the proposed offering. Any withdrawal by a Holder pursuant to this Section 3(b)(iii) shall be irrevocable and after making the withdrawal, such Holder shall no longer have any right to include its Registrable Securities in the applicable Piggyback Registration or Piggyback Takedown.

(c)Priority on Piggyback Registrations

(i)Priority on Primary Piggyback Registrations. If the Company proposes to register or sell Shares pursuant to any Piggyback Registration (other than pursuant to a Demand Request) or any Piggyback Takedown (other than a Holder Shelf Takedown) as a primary offering on its own account and the managing underwriters therefor advise the Company that, in their opinion, the number of Shares proposed to be included in the Underwritten Offering, including all Registrable Securities and all other Shares proposed to be included in such Underwritten Offering, exceeds the number of Shares that can be sold in such underwritten offering without materially delaying or materially jeopardizing the success of such offering and/or the number of Shares proposed to be included in such offering would adversely affect the price per share of the Registrable Securities proposed to be sold in such Underwritten Offering, the Company shall include in such offering the number of shares determined to be advisable by the managing underwriter in the following priority: (i) first, up to the number of Shares to be issued and sold by the Company in such offering, if any, and (ii) second, the number of Shares requested to be included therein by holders of Shares who have the right to request such inclusion, including the Holders (if any Holder has requested to include Registrable Securities in such offering), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(ii)Priority on Secondary Piggyback Registrations. If the Company proposes to register or sell Shares for any holders of Shares pursuant to any Piggyback Registration (other than pursuant to a Demand Request) or any Piggyback Takedown (other than a Holder Shelf Takedown) and the managing underwriters therefor advise the Company that, in their opinion, the number of Shares proposed to be included in the Underwritten Offering, including all Registrable Securities and all other Shares proposed to be included in such Underwritten Offering, exceeds the number of Shares that can be sold in such underwritten offering without materially delaying or materially jeopardizing the success of such offering and/or the number of Shares proposed to be included in such offering would adversely affect the price per share of the Registrable Securities proposed to be sold in such Underwritten Offering, the Company shall include in such offering the number of shares determined to be advisable by the managing underwriter in the following priority: (i) first, the number of Shares requested to be included therein by the holders who have the right to request such inclusion, including the Holders (if any Holder has requested to include Registrable Securities in such offering), pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree and (ii) second, any Shares that the Company proposes to issue for its own account.

(iii)For the avoidance of doubt, (A) if the Company registers Registrable Securities pursuant to a Demand Request, the priority for inclusion of Shares in any such Demand Request shall be as set forth in Section 2(d) and (B) the priority for inclusion of Shares in a Holder Shelf Takedown that is an Underwritten Offering shall be as set forth in Section 4(b).

Section 4.Holder Shelf Takedowns.

(a)Right to Effect a Shelf Takedown. Holders holding Registrable Securities registered pursuant to a Shelf Registration shall be entitled, at any time and from time to time when the Shelf Registration is effective, to sell any of such Registrable Securities as are then registered pursuant to such Shelf Registration (each, a “Holder Shelf Takedown”), but only upon not less than two Business Days' prior written notice to the Company (whether or not such takedown is underwritten). No prior notice shall be required of any sale pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act, provided that the Company's board of directors has approved a written copy of such plan in advance of the first sale thereunder. Holders holding Registrable Securities registered pursuant to a Shelf Registration shall each be entitled to request that a Holder Shelf Takedown be an Underwritten Offering if, based on the then-current market prices, the number of Registrable Securities included in such Underwritten Offering would reasonably be expected to yield gross proceeds to all Participating Holders of at least $25 million. Holders participating in the Holder Shelf Takedown shall not be entitled to request that a Holder Shelf Takedown be part of an Underwritten Offering within 45 days after the pricing date of any other Underwritten Offering effected pursuant to Section 3(a). Holders shall give the Company prompt written notice of the consummation of a Holder Shelf Takedown, whether or not part of an Underwritten Offering.

(b)Priority on Underwritten Holder Shelf Takedowns. If, in conjunction with a Holder Shelf Takedown conducted as an Underwritten Offering, the managing underwriters advise the Company that, in their opinion, the number of Shares proposed to be included in the Underwritten Offering, including all Registrable Securities and all other Shares proposed to be included in such Underwritten Offering, exceeds the number of Shares that can be sold in such underwritten offering without materially delaying or materially jeopardizing the success of such offering and/or the number of Shares proposed to be included in such offering would adversely affect the price per share of the Registrable Securities proposed to be sold in such Underwritten Offering, the Company shall include in such offering the number of shares determined to be advisable by the managing underwriter in the following priority: (i) first, all Registrable Securities requested to be included by the Holders on a pro rata basis based on the number of Registrable Securities requested to be included by such Holders and (ii) second, up to the number of Shares proposed to be included therein by any other Persons (including such Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine.

(c)Selection of Underwriters. If any of the Registrable Securities are to be sold in a Holder Shelf Takedown that is conducted as an Underwritten Offering, the Company shall have the right to select the underwriters and the managing underwriter (each shall be of recognized national standing and reasonably satisfactory to holders of a majority of the Registrable Securities included in such Holder Shelf Takedown).

(d)Effective Period of Shelf Registrations. The Company shall use commercially reasonable efforts to keep any Shelf Registration effective for a period of one year after the effective date of such Registration Statement (or if such Registration Statement is not effective for any period within such year or its use has been suspended as provided in Section 5, such one-year period shall be extended by the number of days during such period when such Registration Statement is not effective or is suspended).

Section 5.Suspension Periods; Black-out Periods.

(a)Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Request or (ii) prior to the pricing of any Underwritten Offering or other offering of Registrable Securities pursuant to a Demand Request, delay such underwritten or other offering (and, if it so chooses, withdraw any Registration Statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines in good faith (x) that proceeding with such an offering would (A) materially interfere with any pending or proposed material acquisition, corporate organization or similar transaction involving the Company, (B) require premature disclosure of material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would be materially detrimental to the Company and its Subsidiaries taken as a whole or (C) cause the Company to violate the requirements of the Securities Act or Exchange Act, or (y) that the registration or offering to be delayed would, if not delayed, materially and adversely affect the Company and its Subsidiaries taken as a whole. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5 is herein called a “Suspension Period”. The Company shall provide prompt written notice, signed by one of its executive officers, to the Holders of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor. The Holders shall keep the existence of each Suspension Period confidential. In no event (i) may the Company deliver notice of a Suspension Period to the Holders more than three times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 120 days or more in any calendar year.

(b)Black-out Periods. Following the effectiveness of a Registration Statement, the Participating Holders will not effect any sales of Shares pursuant to such Registration Statement at any time (i) during a Suspension Period or (ii) after they have received notice from the Company to suspend sales so that the Company may correct or update the Registration Statement to the extent necessary, which correction shall be promptly made. Participating Holders may recommence effecting sales of Shares pursuant to the Registration Statement following further notice to such effect from the Company, which notice shall be given promptly after the conclusion or completion of any such Suspension Period, correction or update.

Section 6.Lock-Up.

(a)Underwritten Offerings.

(i)Subject to the provisions of this Section 6 and except pursuant to such Underwritten Offering itself, no Holder shall Transfer any Registrable Securities pursuant to a public offering, a private placement, Rule 144 or otherwise for a period of time (the “Lock-Up Period”) if the Company has filed a Registration Statement in respect of an Underwritten Offering of Shares and the managing underwriters therefor determine that such sales by such Persons would materially adversely affect such offering. Each Holder shall sign an agreement with the managing underwriters evidencing its agreement to comply with the requirements of this Section 6.

(ii)The Lock-Up Period shall not begin more than seven days before the date on which the Registration Statement is estimated in good faith by the Company to become effective, and shall not extend beyond 90 days following such effectiveness.

(iii)The restrictions contained in clauses (i) and (ii) of this Section 6(a) shall not apply to any Holder unless the Company's directors and officers and all Holders of over 1% of the outstanding Shares agree to adhere to the Lock-Up Period specified in this Section 6(a) or are subject to restrictions which are substantially identical to the restrictions contained in this Section 6(a).

(iv)Any discretionary waiver or termination of the requirements under this Section 6(a) made by the managing underwriter of an Underwritten Offering shall apply to each holder of Shares on a pro rata basis in accordance with the number of Shares held immediately before such Underwritten Offering.

(b)Merger Agreement Periods.

(i)During the period starting on the date of this Agreement and ending on the third (3rd) anniversary of the date of this Agreement, the Stockholder and the Bonus Executives shall not Transfer any of the Registrable Securities issued as the Parent Share Consideration or issued as the Listing Consideration (if and when paid), or the portion of the Bonus Shares issued in respect of the Parent Share Consideration or the Listing Consideration, in each case except for Permitted Transfers, provided that the restrictions set forth in this Section 6(b) shall only apply to the following portion of the Registrable Securities issued as the Listing Consideration or the portion of the Bonus Shares issued in respect of the Listing Consideration: (i) all of such Shares if the Listing (as defined in the Merger Agreement) occurs on or prior to the first anniversary of the date of this Agreement, (ii) two thirds (2/3) of such Shares if the Listing occurs after the first anniversary of the date of this Agreement but on or before the second anniversary of the date of this Agreement, (iii) one third (1/3) of such Shares if the Listing occurs after the second anniversary of the date of this Agreement but on or before the third anniversary of the date of this Agreement and (iii) no such Shares if the Listing occurs after the third anniversary of the date of this Agreement.

(ii)Notwithstanding the restrictions set forth in Section 6(b)(i), on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of this Agreement, the transfer restrictions contained in Section 6(b)(i) shall cease to apply with respect to one-third (1/3) of such Registrable Securities issued to the Stockholder and the Bonus Executives, as applicable.

(iii)Until December 31, 2017, the Stockholder and the Bonus Executives shall not Transfer any of the Registrable Securities issued as the Contingent Consideration or the portion of the Bonus Shares issued in respect of the Contingent Consideration, except for Permitted Transfers.

(iv)In the event the Stockholder or any Bonus Executive attempts to Transfer any of their Registrable Securities in violation of this Section 6(b), such Transfer shall be null and void ab initio. The Company shall instruct its transfer agent and other third parties not to record or recognize any such purported transaction. The Company may impose stop-transfer instructions with respect to the Registrable Securities issued as part of the Parent Share Consideration, Listing Consideration and Contingent Consideration or the Bonus Shares issued in respect thereof to the extent reasonably required to ensure compliance with the provisions of this Section 6(b).

Section 7.Holdback Agreements

The Company agrees not to effect any sale or distribution of any Shares during the seven days prior to and during the 90 days beginning on the effective date of any Underwritten Offering pursuant to a Holder Shelf Takedown or a Demand Request (except as part of any such Underwritten Offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriters managing such Underwritten Offering advise the Company or the Holders that such sales or distribution by the Company will not adversely affect the pricing of such Underwritten Offering.

Section 8.Registration Procedures.

(a)Whenever any Holder requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as reasonably practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as reasonably practical as provided herein:

(i)subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and to cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to all Participating Holders and the underwriters or other distributors, if any, copies of all such documents proposed to be filed and, if requested by any Participating Holder, one set of the exhibits incorporated by reference in the Prospectus, and all Participating Holders and one counsel selected by Participating Holders holding a majority of Registrable Securities to be registered on such Registration Statement (a “Holders' Counsel”) shall have three Business days to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and each Participating Holder shall have the opportunity to object to any information pertaining to such Participating Holder that is contained therein within such three Business days, and the Company will make the changes reasonably requested by any Participating Holder with respect to information pertaining to such Participating Holder prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto; provided that the Company shall not have any obligation to make any such changes if the Company reasonably determines that so doing would cause the Registration Statement or Prospectus or any amendment or supplement thereto to fail to comply with the requirements of the SEC or of any federal or state securities law (or rules or regulations promulgated thereunder), or to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but in any case (other than a Shelf Registration) no longer than is necessary to complete the distribution of Registrable Securities covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(iv)furnish to all Participating Holders and each managing underwriter, if any, without charge, such number of conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto as reasonably requested by any Participating Holder or managing underwriter, if any, promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, to such Persons such number of copies of the preliminary and final Prospectus and any supplement thereto as the Participating Holders may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v)use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Participating Holders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business, (B) subject itself to taxation or (C) consent to general service of process, in each of (A) - (C) in any jurisdiction where it would not otherwise be required to qualify, be subject to taxation or consent to general service of process but for this subparagraph (v));

(vi)notify each Participating Holder and each distributor of such Registrable Securities, at any time when a Prospectus relating thereto is required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of any Participating Holder, the Company shall use reasonable best efforts to prepare, as soon as reasonably practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vii)in the case of an Underwritten Offering, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions (including provision of information reasonably requested) as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including making members of senior management of the Company available to participate in “road-show” and other customary marketing activities);

(viii)in the case of an Underwritten Offering, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available upon reasonable notice and during regular business hours, for inspection by the Participating Holders, Holders' Counsel, the managing underwriters of such offering and one attorney (and one accountant) for such managing underwriter, pertinent corporate documents and financial and other records of the Company and the Subsidiaries and controlled Affiliates, (B) cause the Company's officers and employees to supply information reasonably requested by the Participating Holders or such managing underwriters or attorney in connection with such offering and (C) make the Company's independent accountants available for any such managing underwriters' due diligence; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters' due diligence reviews; and provided, further, that, unless the disclosure of such records is necessary to avoid or correct a misstatement or omission in the Registration Statement or otherwise to comply with federal securities laws or the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (1) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) if either (x) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (y) the Company reasonably determines in good faith that such records are confidential and so notifies the Persons requesting the records in writing unless prior to furnishing any such information with respect to (1) or (2) such Person requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each such Person agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the records deemed confidential; and provided, further, that in making any inspection or request pursuant to this Section 8(a)(viii), each Participating Holder holding less than 10% of the Registrable Securities (if any) shall coordinate with all other Participating Holders holding less than 10% of the Registrable Securities (if any) (all such Participating Holders, the “Aggregated Holders”) so as to reduce the administrative burden to the Company of such inspections and requests and so that the Aggregated Holders shall, collectively, make the minimum number of inspections or requests necessary;

(ix)use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange (if any) on which similar securities issued by the Company are then listed;

(x)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold;

(xi)make generally available to its security holders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act;

(xii)as promptly as practicable notify the Participating Holders and the managing underwriters of any Underwritten Offering, if any:

(1)when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding any Participating Holder;

(3)of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(4)of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(xiii)keep Holders' Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing Holders' Counsel with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder.

(b)The Company shall ensure that (i) no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (ii) no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holders or any underwriter or other distributor specifically for use therein.

(c)At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act, the Company shall use reasonable best efforts to continuously maintain in effect the Registration Statement for the relevant period required hereunder and to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Holders to be eligible to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

(d)The Company may require the Participating Holders and each distributor of Registrable Securities as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(e)To the extent permitted by the Securities Act, the Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references in this Agreement to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither any Participating Holder nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such Registrable Securities without the Company's prior written consent.

(f)It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a Registration Statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company's good faith and diligent efforts to resolve those comments, shall not be a breach of this Agreement.

Section 9.Registration Expenses.

(a)The Company shall pay all customary fees and expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, Financial Industry Regulatory Authority fees, exchange listing fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and all fees and disbursements of the Holders' Counsel, counsel for the Company and all independent certified public accountants and other Persons retained by the Company other than any underwriting discounts or commissions attributable to the sale of Registrable Securities (collectively, “Registration Expenses”). All underwriting discounts and commissions attributable to the sale of Registrable Securities shall be paid by the Holders of the relevant Registrable Securities.

(b)The obligation of the Company to pay all Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 10.Registration Rights of Other Persons; Transfers of Rights.

(a)Subsequent Registration Rights. The Company shall not grant to any Person with respect to any Shares, or any securities convertible into or exchangeable or exercisable for any Shares, registration rights that have terms more favorable than the registration rights granted to the Holders in this Agreement without the prior approval of the holders of a majority of the Registrable Securities. The Company shall not grant to any Person registration rights unless the rights are consistent with the provisions of this Agreement.

(b)Transfers by Holders. The Holders can transfer their rights under this Agreement only to a Permitted Transferee or an Affiliate to whom a Holder transfers Registrable Securities in compliance with the terms of this Agreement, and only if such transferee agrees in writing to be bound by this Agreement in the same capacity as the transferor (and, for the sake of clarity, such transferee shall be entitled to all rights of such transferor) with respect to such Registrable Securities.

Section 11.Indemnification.

(a)Indemnification by the Company. The Company shall indemnify, to the fullest extent permitted by the Company's charter and by law, each Holder, its Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder specifically for use therein.

(b)Indemnification by the Holders. In connection with any Registration Statement in which there are Participating Holders, each such Participating Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its Affiliates and each Person who controls the Company (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Participating Holder furnished in writing to the Company by such Participating Holder specifically for use therein; provided, however, that the liability of each such Participating Holder shall be limited to the net proceeds received by such Participating Holder from the sale of Registrable Securities pursuant to the Registration Statement from which such liability arises. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person, shall survive the transfer of securities and shall continue to apply to all Persons that were Holders at any time, regardless of whether they continue to hold Registrable Securities.
(c)Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (so long as such consent is not withheld unreasonably). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent such party is actually materially prejudiced thereby.

(d)Contribution. If the indemnification provided for, in, or pursuant to, this Section 11 is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein (except, for purposes of clarity, any exclusions to indemnification expressly provided for in Section 11(a) or (b)), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided that no Holder shall be required to contribute more than its pro rata share of any such contribution. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement from which such liability arises.

Section 12.Participation in Underwritten Offerings

No Person (including the Holders) may participate in any Underwritten Offering pursuant to a registration effected hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the initiating Holders (by a majority of the Registrable Securities that are being registered by such initiating Holders), in the case of any Underwritten Offering pursuant to a Demand Request or Holder Shelf Takedown, or by the Company, in any other case and (b) completes and executes all customary questionnaires, customary powers of attorney, customary indemnities, customary underwriting agreements, customary lock-ups and other customary documents reasonably required under the terms of such underwriting arrangements.

Section 13.Securities Act Restrictions

The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act. Accordingly, the Holders shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Securities other than pursuant to an effective Registration Statement, the Holder seeking to transfer Registrable Securities shall notify the Company of such transfer and the Company may require the Holder to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Securities may bear a legend (and the Company's share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be, or are to be transferred in a manner that results in their ceasing to be, Registrable Securities. The legend will be in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.
Subject to the provisions of this Section 13, the Company will replace any such legended certificates with unlegended certificates promptly upon request by any Holder in order to facilitate a lawful transfer or at any time after such Shares cease to be Registrable Securities or are exempt from registration under the Securities Act.

Section 14.Miscellaneous.

(a)Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and given in accordance with this Section 14(a). Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Notice to the Company or any Holder shall be sent to such Person at the applicable address set forth below:

To the Company:
Cole Credit Property Trust III, Inc.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: D. Kirk McAllaster, Jr.
Facsimile: (602) 778-8780
with a copy to:
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: Lauren B. Prevost, Esq.
Facsimile: (404) 365-9532
and to
Wachtell, Lipton, Rosen & Katz
51 West 52nd St
New York, NY 10002
Attention: Robin Panovka, Esq.
Facsimile: (212) 403-2352
To the Stockholder:

Christopher H. Cole
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: Stephan Keller
John Pons
Facsimile: (480) 449-7020.

with a copy to:
Sullivan & Cromwell LLP
Century Park East, 21st Floor

Los Angeles, California 90067
Attention: Alison S. Ressler, Esq.
Facsimile: (310) 712-8800
To the Bonus Executives: at their respective addresses set forth on Schedule A.
Any party may change the address or the Persons to whom notices or copies hereunder shall be directed by providing written notice of such change to the other parties hereto in accordance with this Section 14(a).
(b)Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by the Company and the Holders party to this Agreement holding a majority of all Registrable Securities. This Agreement and any provision hereof may be waived as to any party against whom the waiver is to be effective only by a writing signed by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c)Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(d)Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law thereof. Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in any federal or state court located in the State of Maryland (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 14(a). EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, DEMAND OR PROCEEDING (INCLUDING COUNTERCLAIMS) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

(f)Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and permitted assigns.

(g)Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

(h)Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(i)Control of Action by Company. The parties hereto agree that, in taking any action, exercising or enforcing any right or pursuing any remedy or claim it may have pursuant to this Agreement, the Company shall act solely at the direction of the independent directors of the Company's board of directors (and not, for the avoidance of doubt, at the direction of the full Company board of directors), with “independence” determined pursuant to the New York Stock Exchange rules or the rules of any other national securities exchange on which Shares of the Company are then listed, if applicable, and the Company's charter.

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.
COLE CREDIT PROPERTY TRUST III, INC.
By: /s D. Kirk McAllaster, Jr.
Name: D. Kirk McAllaster, Jr.

Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Registration Rights Agreement]

STOCKHOLDER
By: /s/ Christopher H. Cole
Name: Christopher H. Cole

[Signature page to Registration Rights Agreement]

BONUS EXECUTIVES
By: /s/ Marc T. Nemer
Name: Marc T. Nemer

[Signature page to Registration Rights Agreement]

The Marc Nemer Revocable Trust Dated December 4, 2012

By: /s/ Marc T. Nemer
Name: Marc T. Nemer
Title: Trustee

[Signature page to Registration Rights Agreement]

By: /s/ Stephan Keller
Name: Stephan Keller

[Signature page to Registration Rights Agreement]

By: /s/ D. Kirk McAllaster, Jr.
Name: D. Kirk McAllaster, Jr.

[Signature page to Registration Rights Agreement]

McAllaster Family Trust dated December 4, 2009

By: /s/ D. Kirk McAllaster, Jr.
Name:     D. Kirk McAllaster, Jr.
Title: Trustee

[Signature page to Registration Rights Agreement]

By: /s/ Jeffrey Holland
Name: Jeffrey Holland

[Signature page to Registration Rights Agreement]